UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

THERMOGENESIS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	THMO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Entry into a Material Definitive Agreement.

On April 22, 2020, ThermoGenesis Holdings, Inc.’s wholly owned subsidiary, ThermoGenesis Corp. (the “Company”), entered into a Supply Agreement with ImmuneCyte Life Sciences, Inc. (“ImmuneCyte”) with an effective date of April 22, 2020 (the “Agreement”). Under the Agreement, ImmuneCyte will sell SARS-CoV-2 (COVID-19) Antibody Fast Detection Kits (Colloidal Gold) to ThermoGenesis. The Agreement has a term of one year from the effective date, thirty (30) day terms and contains ThermoGenesis’ standard supply contract provisions.

The Company entered into a Joint Venture Agreement with HealthBanks Biotech (USA) Inc., a stem cell bank network (HealthBanks), under which the Company and HealthBanks formed ImmuneCyte. The Company owns 19% equity interest in ImmuneCyte. Healthbanks is a subsidiary of Boyalife Group, Inc. (USA), the owner of Boyalife Asset Holding II, Inc., which is the largest stockholder of the Company, and is owned by Dr. Xiaochun (Chris) Xu, the Company’s Chief Executive Officer and Chairman of our Board of Directors.

The foregoing description of the Agreement is incomplete and is qualified by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Supply Agreement, effective as of April 22, 2020, between ThermoGenesis Corp. and ImmuneCyte Life Sciences Inc.*

* Information contained in portions of this Exhibit has been redacted because the Company has determined that such information (i) is not material and (ii) would likely cause competitive harm to the Company if it were to be publicly disclosed. Information redacted from this Exhibit has been marked by the following [**].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS HOLDINGS, INC.

Dated: April 28, 2020	/s/ Jeff Cauble
Jeff Cauble, Chief Financial Officer